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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)        February 27, 2003

UBIQUITEL INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	000-30761 (Commission File No.)	23-3017909 (IRS Employer Identification No.)
ONE WEST ELM STREET, SUITE 400, CONSHOHOCKEN, PENNSYLVANIA 19428 (Address of principal executive office) (Zip code)

Registrant's telephone number, including area code: (610) 832-3311

Not Applicable
(Former Names or Former Address, if Changed Since Last Report)

Item 5. Other Events

        On February 27, 2003, UbiquiTel Inc.'s (the "Registrant") wholly-owned subsidiary UbiquiTel Operating Company (the "company") announced the closing of its private placement exchange of $48.2 million aggregate principal amount of its new 14% Senior Discount Notes due May 15, 2010 and $9.6 million in cash for $192.7 million principal amount of its outstanding 14% Senior Subordinated Discount Notes due April 15, 2010 and the completion in a private placement of the related new financing of $12.8 million aggregate principal amount of Series B Discount Notes due 2008 in which the company received cash proceeds of $9.6 million to fund the cash portion of the exchange and the Registrant issued detachable warrants to purchase approximately 9.6 million shares of its common stock in the following press release:

FOR IMMEDIATE RELEASE	CONTACT:

Brighid de Garay UbiquiTel Inc. (610) 832-3311
or
Dava Guerin Guerin Public Relations, Inc. (215) 914-2040 or (215) 262-0740 wireless

UBIQUITEL CLOSES EXCHANGE OFFER AND RELATED FINANCING

Approximately $243 million will be realized in interest and principal savings

        CONSHOHOCKEN, Pa.—February 27, 2003—UbiquiTel Operating Company (the "company"), a wholly-owned subsidiary of UbiquiTel Inc. (Nasdaq-SCM: UPCS), today announced the closing of its private placement exchange of $48.2 million aggregate principal amount of its new 14% Senior Discount Notes due May 15, 2010 (the "New Notes") and $9.6 million in cash for $192.7 million aggregate principal amount of its outstanding 14% Senior Subordinated Discount Notes due April 15, 2010. The New Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The company anticipates filing the necessary registration statement with the Securities and Exchange Commission within ninety days.

        "The completion of this transaction gives us the solid financial footing we need to successfully grow the business and position us for future profitability," said Donald A. Harris, Chairman, President and CEO of UbiquiTel. "It also enables us to have the wherewithall to target the most profitable customers and use our resources in the most strategic way possible."

        The company also completed in a private placement a related new financing of $12.8 million aggregate principal amount of Series B Discount Notes due 2008 in which the company received cash proceeds of $9.6 million to fund the cash portion of the exchange. The company's parent UbiquiTel Inc. issued detachable warrants with the Series B Notes to purchase approximately 9.6 million shares of its common stock.

        The company reduced overall debt by approximately $146.7 million aggregate principal amount ($113.8 million aggregate accreted value) and cash interest requirements by approximately $9.7 million in 2005 and approximately $19.3 million annually beginning in 2006 providing cumulative savings of approximately $243 million. The company ended December 31, 2002 with $76 million of cash, cash equivalents, and restricted cash.

        UbiquiTel expects to announce full financial and operating results for the fourth quarter and fiscal year ended December 31, 2002 after the market closes on March 26, 2003 and to hold its conference call with investors at 8:30 a.m. ET on March 27, 2003.

        Statements contained in this news release that are forward-looking statements are subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe-harbor" provisions of the private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in the company's forward-looking statements, including the following factors: the company's ability to satisfy the conditions under the recent amendment to its senior secured credit facility; the company's dependence on its affiliation with Sprint PCS; the competitiveness of and changes in Sprint's pricing plans, products and services; increased competition in the company's markets; the potential to experience a high rate of customer turnover; Sprint PCS' credit policies; customer quality; changes in Sprint's fee structure with the company; the company's reliance on the timeliness, accuracy and sufficiency of financial and other data and information received from Sprint; the ability of Sprint PCS to provide back office, customer care and other services; anticipated future losses; adequacy of bad debt and other reserves; the company's debt level; rates of penetration in the wireless industry; the company's ability to manage anticipated growth and rapid expansion; changes in population; changes or advances in technology; and general market and economic conditions. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from UbiquiTel Inc.'s and UbiquiTel Operating Company's forward-looking statements are included in their filings with the Securities and Exchange Commission, specifically in the "Business-Risk Factors" section of their joint Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of their joint Annual Report on Form 10-K for the fiscal year ended December 31, 2001, joint Quarterly Reports on Form 10-Q/A for the fiscal quarters ended March 31, 2002 and June 30, 2002 and joint Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2002, and in subsequent filings by the company and/or UbiquiTel Inc. with the Securities and Exchange Commission. Except as otherwise required under federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBIQUITEL INC.
Date: March 12, 2003	By:	/s/ JAMES J. VOLK James J. Volk Chief Financial Officer

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  Item 5. Other Events
SIGNATURES